Bank of America 1Q13 Financial Results April 17, 2013

Forward-Looking Statements 2 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made in this presentation represent Bank of America's current expectations, plans or forecasts of its future results and revenues and include statements regarding: the expectation that time to required funding will remain above two years’ coverage; expectations regarding long-term debt levels, including that long-term debt will continue its downward trend over the remainder of 2013; expectations regarding parent liquidity levels; estimates regarding the future levels of quarterly net interest income; expectations regarding LAS expense levels; expectations regarding the amount and timing of cost savings the Company will have via Project New BAC; expectations regarding the effective tax rate for 2013; the impact of an additional U.K. corporate tax rate reduction; expectations regarding future credit quality; expectations regarding the impact of sale of mortgage servicing rights; expectations regarding loans levels, including 60+ days delinquent loans, and the impact on expenses and servicing revenue; estimates of liability and range of possible loss for various representations and warranties claims; statements regarding final settlement of Countrywide RMBS class action litigation; expectations regarding the Company’s plans to return capital to shareholders; expectations regarding continuation of low credit costs and contributions from corporate ALM activities and their impact on pre-tax margins; and other similar matters. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of Bank of America's 2012 Annual Report on Form 10-K, and in any of Bank of America's subsequent SEC filings: the Company’s ability to obtain required approvals or consents from third parties with respect to the MSR sale agreements; the Company's resolution of remaining differences with the government-sponsored enterprise (GSE)s regarding representations and warranties repurchase claims, including in some cases with respect to mortgage insurance rescissions, and foreclosure delays; the Company's ability to resolve representations and warranties claims made by monolines and private-label and other investors, including as a result of any adverse court rulings, and the chance that the Company could face related servicing, securities, fraud, indemnity or other claims from one or more of the monolines or private-label and other investors; that final court approval of negotiated settlements is not obtained; future representations and warranties losses occurring in excess of the Company’s recorded liability and estimated range of possible loss for GSE and non-GSE exposures; uncertainties about the financial stability of several countries in the European Union (EU), the increasing risk that those countries may default on their sovereign debt or exit the EU, and the related stresses on financial markets, the Euro and the EU and the Company’s direct and indirect exposures to such risks; the uncertainty regarding the timing and final substance of any capital or liquidity standards, including the final Basel 3 requirements and their implementation for U.S. banks through rulemaking by the Board of Governors of the Federal Reserve System (Federal Reserve), including anticipated requirements to hold higher levels of regulatory capital, liquidity and meet higher regulatory capital ratios as a result of final Basel 3 or other capital or liquidity standards; the negative impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company’s businesses and earnings, including as a result of additional regulatory interpretation and rulemaking and the success of the Company’s actions to mitigate such impacts; the Company's satisfaction of its borrower assistance programs under the global settlement agreement with federal agencies and state attorneys general (National Mortgage Settlement) and under the agreement with the Office of the Comptroller of the Currency (OCC) and Federal Reserve; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; the inherent uncertainty of litigation and, while litigation expense is expected to continue in future periods, it is expected to vary from period to period; unexpected claims, damages and fines resulting from pending or future litigation and regulatory proceedings; the Company’s ability to fully realize the cost savings and other anticipated benefits from Project New BAC, including in accordance with currently anticipated timeframes; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation • The Company’s estimates under Basel 3 are based on its current understanding of the U.S. Basel 3 Advanced NPR, assuming all relevant regulatory model approvals. These estimates under Basel 3 will evolve over time as the Company’s businesses change and as a result of further rulemaking or clarification by U.S. regulatory agencies. The U.S. Basel 3 Advanced NPR requires approval by banking regulators of certain models used as part of risk-weighted asset calculations. If these models are not approved, the Company’s capital ratio would likely be adversely impacted, which in some cases could be significant. In addition to Basel 1 with Market Risk Final Rule capital ratios, these estimates assist management, investors and analysts in assessing capital adequacy and comparability under Basel 3 capital standards to other financial services companies. The Company continues to evaluate the potential impact of proposed rules and anticipates it will be in compliance with any final rules by the proposed effective dates. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2013 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com Important Presentation Information 3

• Pre-tax results include $0.9B annual first quarter expense associated with retirement-eligible compensation costs 1Q13 Results 4 ____________________ 1 Fully taxable-equivalent (FTE) basis. Represents a non-GAAP financial measure. 2 Represents a non-GAAP financial measure. On a GAAP basis, net interest income; total revenue, net of interest expense; and income tax expense were $10.7B, $23.5B and $1.0B for 1Q13, respectively. For reconciliations of these measures to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. Net interest income 1, 2 $10.9 Noninterest income 12.8 Total revenue, net of interest expense 1, 2 23.7 Noninterest expense 18.2 Pre-tax, pre-provision earnings 1 5.5 Provision for credit losses 1.7 Income before income taxes 3.8 Income tax expense 1, 2 1.2 Net income $2.6 Diluted earnings per share $0.20 Avg. diluted common shares (in billions) 11.2 Summary Income Statement ($B except EPS)

$ in billions, except per share amounts Total consumer loans and leases $545.1 ($8.4) ($44.4) Total commercial loans and leases 366.5 12.1 53.7 Total loans and leases 911.6 3.8 9.3 Total assets 2,174.6 (35.4) (6.8) Total deposits 1,095.2 (10.1) 53.9 Tangible common shareholders' equity 1 145.7 1.8 7.0 Tangible common equity ratio 1 6.94% 20 bps 36 bps Common shareholders' equity $219.7 $1.5 $5.9 Common equity ratio 10.10% 23 bps 30 bps Tangible book value per common share 1 $13.46 $0.10 $0.59 Book value per common share 20.30 0.06 0.47 Outstanding common shares (in bill ions) 10.82 0.04 0.04 1Q13 4Q12 1Q12 Inc / (Dec) ____________________ 1 Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. Balance Sheet Highlights – End of Period 5

Regulatory Capital

$ in billions	2Q12	3Q12	4Q12	*Proforma 4Q12* [1,2]	1Q13
Basel 1 [1]					
Tier 1 common capital	$134.1	$136.4	$133.4	*$133.4*	**$137.5**
Risk-weighted assets	1,193.4	1,195.7	1,206.0	*1,284.8*	**1,299.4**
Tier 1 common ratio	11.24 %	11.41 %	11.06 %	*10.38 %*	**10.58** %
Basel 3 (fully phased-in) [3]					
Tier 1 common capital	$124.8	$134.6	$128.6		$130.7
Risk-weighted assets	1,571.0	1,500.8	1,390.9		1,388.7
Tier 1 common ratio	7.95 %	8.97 %	9.25 %		9.42 %

Basel 1 [1]

- On a pro-forma basis, the Tier 1 common capital ratio increased 20bps from 4Q12 to 10.58% [2]
- Tier 1 common capital increased $4.1B from 4Q12 primarily driven by pretax earnings of $3.6B
- Risk-weighted assets increased from $1,206B at 4Q12 to $1,299B at 1Q13, driven by the implementation of the Market Risk Final Rule

Basel 3 [3]

- Estimated Tier 1 common capital ratio of 9.42% reflects capital improvement of $2.1B from 4Q12
  - Estimated Tier 1 common capital increased $2.1B primarily driven by net income of $2.4B, excluding FVO and DVA, and $1B from improvement in threshold deductions, partially offset by a $1B decline in OCI from AFS debt securities
  - Estimated risk-weighted assets were relatively flat

[1] As of January 1, 2013, the Market Risk Final Rule became effective under Basel 1. The Market Risk Final Rule introduces new measures of market risk including a charge related to a stressed Value-at-Risk (sVaR), an incremental risk charge and a comprehensive risk measure, as well as other technical modifications. Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C.
[2] Pro-forma 4Q12 Tier 1 common capital ratio includes the estimated impact of the Market Risk Final Rule, an increase of approximately $78.8B of risk-weighted assets, as of 4Q12. Represents a non-GAAP financial measure.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 3 and reconciliations on slide 26.

Bank of America
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Funding and Liquidity 7 $406 $378 $380 $372 $372 31 37 35 33 30 20 25 30 35 40 45 $0 $100 $200 $300 $400 $500 1Q12 2Q12 3Q12 4Q12 1Q13 Parent company Bank subsidiaries Broker/dealers Time to Required Funding $355 $302 $287 $276 $280 $0 $100 $200 $300 $400 $500 1Q12 2Q12 3Q12 4Q12 1Q13 Global Excess Liquidity Sources ($B) and Time to Required Funding (months) 1, 2 • Ending long-term debt increased $4.1B from 4Q12 as we funded the January payment for the Fannie Mae (FNMA) Settlement and opportunistically accelerated 2013 issuance plans – Issued $11.5B of vanilla parent company debt – Long-term debt is expected to decline over the remainder of 2013 and 2014 – Scheduled parent company debt maturities are $21B in 2013 and $39B in 2014 3 • Global Excess Liquidity Sources continued to be robust – Parent company liquidity remains strong at $100B – Time to Required Funding 2 was 30 months; expected to remain above two years coverage 1 Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non- U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or broker/dealer subsidiaries are subject to certain regulatory restrictions. 2 Time to Required Funding is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of both Bank of America Corporation and Merrill Lynch & Co., Inc. can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. For 1Q12 through 1Q13, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for the previously announced BNY Mellon private-label securitization settlement. 1Q13 also includes the redemption of $5.5B of preferred stock in May 2013. 3 Parent maturities are defined as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation or Merrill Lynch & Co., Inc. Long-term Debt ($B)

Net Interest Income 8 • 1Q13 reported NII and net interest yield increased $0.3B and 8bps from 4Q12 due to the following: Benefits from: – Positive impacts from market-related premium amortization expense – Higher commercial loan balances – Reduction in average long-term debt and deposit rates paid Partially offset by: – Lower consumer loan balances and yields – Fewer interest accrual days ____________________ 1 FTE basis. NII on a FTE basis represents a non-GAAP financial measure. On a GAAP basis, reported NII was $10.7B, $10.3B, $9.9B, $9.5B and $10.8B for 1Q13, 4Q12, 3Q12, 2Q12 and 1Q12, respectively. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 2 NII on a FTE basis adjusted for market-related items represents a non-GAAP financial measure. The difference between reported NII on a FTE basis and adjusted reflects market-related impacts of premium amortization expense and hedge ineffectiveness of $0.3B, $0.0B, ($0.3)B, ($0.5)B and $0.4B for 1Q13, 4Q12, 3Q12, 2Q12 and 1Q12, respectively. $11.1 $9.8 $10.2 $10.6 $10.9 2.51% 2.21% 2.32% 2.35% 2.43% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 $14 1Q12 2Q12 3Q12 4Q12 1Q13 Net interest income Net interest yield $10.7 $10.3 $10.5 $10.6 $10.6 2.42% 2.32% 2.39% 2.37% 2.37% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 $14 1Q12 2Q12 3Q12 4Q12 1Q13 Net interest income Net interest yield Reported Net Interest Income ($B) 1 Net Interest Income Adjusted for Market-related Items ($B) 1, 2

14.7 13.3 13.8 0.9 0.9 2.7 3.1 2.6 0.8 2.0 0.9 $19.1 $18.4 $18.2 $0 $5 $10 $15 $20 1Q12 4Q12 1Q13 All Other Expenses Retirement-eligible costs LAS expense excl. LAS litigation & 4Q12 IFR Litigation & 4Q12 IFR Expense Highlights ____________________ 1 Represents a non-GAAP financial measure. Excludes mortgage-related litigation expense of $665MM, $661MM and $289MM in 1Q13, 4Q12 and 1Q12, respectively. Also excludes $1.1B provision for IFR acceleration agreement in 4Q12. 278.7 267.2 262.8 237.1 228.6 227.3 150 200 250 300 1Q12 4Q12 1Q13 Total FTEs FTEs (excluding Legacy Assets & Servicing) • Progress on Project New BAC and LAS expense continues to be on target or ahead of schedule • Reported expense includes $0.9B annual retirement-eligible compensation costs in both 1Q12 and 1Q13 • Legacy Assets & Servicing costs, excluding mortgage-related litigation and 4Q12 Independent Foreclosure Review (IFR) cost 1, declined $0.5B from 4Q12 • Litigation costs of $0.9B in 1Q13 include notable progress on RMBS litigation. For more information, see slide 24. • All other expense of $13.8B in 1Q13 – Declined $0.9B from 1Q12, primarily reflecting Project New BAC cost savings – Linked quarter increase driven by approximately $0.8B higher incentive compensation costs primarily associated with performance-based incentive compensation in our markets, banking and, to a lesser degree, wealth management businesses Noninterest Expense ($B) Full-time Equivalent Employees (000’s) 9 1

Asset Quality Trends Continued to Improve 10 • Net charge-offs declined $587MM, or 19% from 4Q12, driven primarily by continued improvement in consumer real estate portfolio quality • Consumer loss rates are reaching five-year lows while commercial loss rates are near six-year lows • Provision expense of $1.7B includes reserve reduction of $804MM reflecting the improving trends • Reserve coverage levels remain strong • 30+ days performing consumer delinquencies, excluding fully-insured consumer real estate loans, declined $890MM, or 10% from 4Q12 • NPAs decreased $713MM, or 3% from 4Q12, driven by improvements in both commercial and consumer • Commercial utilized reservable criticized exposure improved $930MM, or 6% from 4Q12 Credit Metrics ($ in millions) Net charge-offs 1 $4,056 $3,104 $2,517 Net charge-off ratio 1 1.80% 1.40% 1.14 % Net charge-off ratio (excl. PCI) 2 1.87 1.44 1.18 Net charge-off ratio, incl. PCI write-offs 2 1.80 1.90 1.52 Provision expense $2,418 $2,204 $1,713 Allowance for loans and leases 32,211 24,179 22,441 Allowance / Loans and leases 3.61% 2.69% 2.49 % Allowance / Annualiz d NCOs 1 1.97 x 1.96 x 2.20 x Allowance / Annualized NCOs (excl. PCI) 2 1.43 1.51 1.76 Allowance / Annualized NCOs and PCI write-offs 2 1.97 1.44 1.65 Consumer 30+ days performing past due (excl. FHA and other fully ins.) $10,173 $8,788 $7,898 Nonperforming assets 27,790 23,555 22,842 Commercial util ized reservable criticized exposure 24,457 15,936 15,006 1Q12 1Q134Q12 Net Charge-offs ($MM) 3 $4,056 $3,626 $4,122 $3,104 $2,517 $0 $1,000 $2,000 $3,000 $4,000 $5,000 1Q12 2Q12 3Q12 4Q12 1Q13 Residential and home equity Credit card Small business Commercial real estate All other ____________________ 1 1Q13 and 4Q12 exclude write-offs of consumer PCI loans of $839MM and $1.1B. There were no write-offs of consumer PCI loans in 1Q12. 2 Represents a non-GAAP financial measure. 3 3Q12 includes the impact of the National Mortgage Settlement of $435MM and regulatory guidance on bankruptcy treatment of $478MM.

Consumer & Business Banking (CBB)

$ in millions	1Q13	Inc/(Dec) 4Q12	1Q12
Net interest income [1]	$4,820	$136	($250)
Noninterest income	2,394	(134)	42
Total revenue, net of interest expense [1]	7,214	2	(208)
Provision for credit losses	906	(55)	29
Noninterest expense	4,108	(33)	(155)
Income tax expense [1]	818	129	(19)
Net income	$1,382	($39)	($63)

Key Indicators ($ in billions)	1Q13	4Q12	1Q12
Average deposits	$502.5	$484.1	$464.0
End of period deposits	530.6	496.1	484.0
Average loans	129.6	131.2	140.3
End of period loans	127.5	133.3	137.7
Brokerage assets	82.6	75.9	73.4
Rate paid on deposits	0.13 %	0.16 %	0.20 %
Mobile banking customers (MM)	12.6	12.0	9.7
Number of banking centers	5,389	5,478	5,651
Credit card purchase volumes	$52.2	$57.5	$50.0
Debit card purchase volumes	64.6	66.2	63.0
Return on average allocated capital [2]	20.1 %	-	-

- Net income of $1.4B decreased modestly compared to 1Q12 as revenue pressure from balance declines and rates was offset by lower operating costs
- Customer activity was highlighted by:
  - Increase in average deposits of $31.4B, or 6.8% from 1Q12 excluding transfers from GWIM ($7B average impact, increase of $19B end of period from Q412)
  - Extended small business loans and commitments of approximately $2.2B in 1Q13, a 29% increase over 1Q12
  - Increase in brokerage assets of $9.2B over 1Q12 to $82.6B, due to account flows and market growth
- We continue to optimize the delivery network
  - Continue to migrate from direct contact to self-service channels
    - Mobile Banking users are up 30% from 1Q12
    - 9.3MM checks deposited, a 36% increase from 4Q12; capability launched in mid-2012
  - Banking centers of 5,389 were reduced by 262 from 1Q12
- The average rate paid on deposits decreased 3bps from 4Q12 and 7bps from 1Q12
- U.S. consumer credit card retail spend per average active account increased 7% from 1Q12

[1] FTE basis.

[2] Represents a non-GAAP financial measure. For important presentation information, see slide 22 and for reconciliation to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
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$ in millions Net interest income 2 $347 ($1) $- Noninterest income 633 (271) (110) Total revenue, net of interest expense 2 980 (272) (110) Provision for credit losses 92 15 39 Noninterest expense 814 72 (43) Income tax expense 2 28 (125) (38) Net income $46 ($234) ($68) Key Indicators ($ in billions) Average loans and leases $47.2 $48.3 $51.7 Total Corporation home loan originations: First mortgage 23.9 21.5 15.2 Home equity 1.1 1.0 0.8 Core production revenue 0.8 1.0 0.9 1Q13 4Q12 1Q12 Inc/(Dec) 1Q13 4Q12 1Q12 Consumer Real Estate Services (CRES): Home Loans 1 12 • Total Corporation first-lien mortgage retail originations increased 11% to $23.9B from 4Q12, and 57% from 1Q12 – Direct-to-retail market share improved to an estimated 4.7% • Core production revenue declined $0.2B from 4Q12 primarily due to industry-wide compression in gain on sale margins • Expenses increased from 4Q12 as employees were added to increase sales and fulfillment capacity • Net income declined $234MM ____________________ 1 CRES includes Home Loans and Legacy Assets & Servicing. 2 FTE basis. $15.2 $18.0 $20.3 $21.5 $23.9 $0.93 $0.90 $0.94 $0.99 $0.82 $0.0 $0.4 $0.8 $1.2 $1.6 $2.0 $0 $10 $20 $30 1Q12 2Q12 3Q12 4Q12 1Q13 Th o u sa n d s Retail Core production revenue First Mortgage Production ($B) 1,244 1,354 1,554 1,670 1,807 1,551 1,722 1,661 1,849 1,800 2,795 3,076 3,215 3,519 3,607 0 1,000 2,000 3,000 4,000 1Q12 2Q12 3Q12 4Q12 1Q13 Banking center MLOs Centralized and field MLOs Mortgage Loan Officers

$ in millions Net interest income 2 $396 $15 ($25) Noninterest income 936 2,094 (217) Total revenue, net of interest expense 2 1,332 2,109 (242) Provision for credit losses 243 (165) (211) Noninterest expense 3,245 (1,620) 218 Income tax benefit 2 (802) 1,264 (147) Net loss ($1,354) $2,630 ($102) Key Indicators ($ in billions) Average loans and leases $45.7 $48.3 $57.9 MSR, end of period (EOP) 5.8 5.7 7.6 Capitalized MSR (bps) 61 55 58 Serviced for investors (EOP, in trillions) 0.9 1.0 1.3 Servicing income 0.9 1.7 1.2 1Q13 4Q12 1Q12 Inc/(Dec) 1Q13 4Q12 1Q12 CRES: Legacy Assets & Servicing 1 13 • Net loss in 1Q13 improved by $2.6B compared to 4Q12, which included $2.9B related to the FNMA agreement, MSR sales, IFR acceleration agreement and litigation – Excluding 1Q13 litigation and the above noted 4Q12 items, pre-tax net loss was modestly higher in 1Q13 compared to 4Q12 as lower revenue was mostly offset by reduced costs and lower provision • Revenue, excluding 4Q12 items noted above, was lower by $0.5B due to a smaller servicing portfolio and a reduction in net MSR hedge performance • Representations and warranties provision within CRES was $250MM • Excluding litigation and 4Q12 IFR, expense in 1Q13 of $2.6B was $0.5B lower from 4Q12 3 – 60+ days delinquent loans of 667K declined 106K from 4Q12 and 422K from 1Q12 – LAS FTEs declined 3.1K from 4Q12 and 6.1K from 1Q12 ____________________ 1 CRES includes Home Loans and Legacy Assets & Servicing. 2 FTE basis. 3 Represents a non-GAAP financial measure. Excludes mortgage-related litigation expense of $665MM, $661MM and $289MM in 1Q13, 4Q12 and 1Q12, respectively. Also excludes $1.1B provision for IFR acceleration agreement in 4Q12. 7.8 7.4 7.0 6.5 5.8 1.1 1.0 0.9 0.8 0.7 8.9 8.4 7.9 7.3 6.5 $1.0 $1.1 $1.0 $0.8 $0.6 $0.0 $1.0 $2.0 $3.0 0 2 4 6 8 10 1Q12 2Q12 3Q12 4Q12 1Q13 Th o u sa n d s 60+ delinquent Performing CRES servicing revenue (excl. hedge results) Servicing Portfolio (# loans in MM, $B) 41.6 41.8 41.5 38.6 35.5 14.9 16.3 16.9 11.0 7.4 0 10 20 30 40 50 1Q12 2Q12 3Q12 4Q12 1Q13 LAS FTEs Other FTEs supporting LAS (contractors & offshore) LAS Employees (000’s)

Global Wealth & Investment Management (GWIM) 14 ____________________ 1 FTE basis. 2 Represents a non-GAAP financial measure. For important presentation information, see slide 22 and for reconciliation to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. $ in millions Net interest income 1 $1,596 $106 $65 Noninterest income 2,825 122 209 Total revenue, net of interest expense 1 4,421 228 274 Provision for credit losses 22 (90) (24) Noninterest expense 3,253 57 21 Income tax expense 1 426 117 107 Net income $720 $144 $170 Key Indicators ($ in billions) Liquidity AUM flows ($2.2) $2.5 $0.1 Long-term AUM flows 20.4 9.1 7.7 Financial advisors (in thousands) 16.1 16.4 16.7 Pre-tax margin 25.9% 21.1% 21.0% 29.4 - -Return on average allocated capital 2 1Q13 4Q12 1Q12 1Q13 4Q12 1Q12 Inc/(Dec) 1,105 1,071 1,100 1,094 1,154 678 667 693 698 745 240 237 244 266 240 101 104 106 109 110 $2,124 $2,079 $2,143 $2,167 $2,249 $400 $800 $1,200 $1,600 $2,000 $2,400 1Q12 2Q12 3Q12 4Q12 1Q13 Other Client Balances Assets Under Management Client Deposits Loans and Leases Total Client Balances ($B, EOP) Record quarter (post-merger) highlighted by the following achievements: • Record revenue of $4.4B increased $228MM from 4Q12 driven by higher net interest income and higher noninterest income due to higher transactional revenue and long-term AUM flows • Record net income of $720MM and pre-tax margin of 25.9% • Client balances increased $82B from 4Q12, including: – Record long-term AUM flows of $20.4B, up from $9.1B; 15th consecutive positive quarter – Net migration of $19B end of period deposits to Consumer & Business Banking segment • Provision for credit losses decreased $90MM as improvements in consumer real estate drove $30MM improvement in net charge- offs and $60MM benefit from reserves • Noninterest expense increased $57MM driven by volume-related expenses, support costs and annual financial advisor licensing costs

Global Banking

$ in millions	1Q13	Inc/(Dec) 4Q12	1Q12
Net interest income [1]	$2,351	$69	$55
Noninterest income	1,874	18	(66)
Total revenue, net of interest expense [1]	4,225	87	(11)
Provision for credit losses	195	16	440
Noninterest expense	1,900	104	(97)
Income tax expense [1]	792	38	(119)
Net income	$1,338	($71)	($235)

Key Indicators ($ in billions)	1Q13	4Q12	1Q12
End of period loans and leases	$287.3	$278.3	$261.5
End of period deposits	227.6	242.6	211.4
Business Lending revenue	2.0	1.8	2.0
Treasury Services revenue	1.4	1.4	1.4
Return on average allocated capital [2]	21.7 %	-	-
Net charge-off ratio	0.17	0.35 %	0.26 %
Reservable criticized	$10.3	$10.9	$17.9
Nonperforming assets	1.7	2.1	4.1

- Revenue increased $87MM from 4Q12 mainly due to higher net interest income, and was essentially flat with 1Q12
- Corporation-wide investment banking fees of $1.5B (excluding self-led) increased 26% from 1Q12 and were down 4.1% from 4Q12
- Noninterest expense increased $104MM from 4Q12 due to higher incentive compensation
- Average loans and leases increased $11.9B over 4Q12 driven by growth in Commercial & Industrial and Commercial Real Estate; higher ending balances continue to reflect loan growth momentum
  - Balances from international regions increased $5.8B or 10% compared to 4Q12
- Average deposit balances declined $20.7B from 4Q12 but are up $10.6B from 1Q12

[1] FTE basis.

[2] Represents a non-GAAP financial measure. For important presentation information, see slide 22 and for reconciliation to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America

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Global Banking Highlights 16 $266 $257 $257 $268 $280 $0 $100 $200 $300 1Q12 2Q12 3Q12 4Q12 1Q13 U.S. and Non-U.S. Commercial Commercial Real Estate Commercial Lease Financing Direct/Indirect & Other 65 64 65 68 68 146 149 162 174 153 $211 $213 $227 $242 $221 $0 $100 $200 $300 1Q12 2Q12 3Q12 4Q12 1Q13 Interest-bearing Noninterest-bearing ____________________ 1 Total Corporation investment banking fees represent fees in all segments and All Other. 2 As of 1Q13 and based on reported competitor results as of April 17, 2013. Average Loans and Leases ($B) Corporation-wide Investment Banking Fees 1 Average Deposits ($B) $ in millions 1Q13 4Q12 1Q12 Products Advisory $257 ($44) $54 Debt 1,022 (56) 247 Equity 323 73 18 Gross IB fees (incl. self-led) 1,602 (27) 319 Self-led (67) (38) (1) Net IB fees (excl. self-led) $1,535 ($65) $318 Regions U.S./Canada $1,284 ($31) $330 International 318 4 (11) Gross IB fees (incl. self-led) $1,602 ($27) $319 Inc/(Dec) Maintains Strong #2 Ranking in Global Investment Banking Fees 2

Global Markets

$ in millions	1Q13	Inc/(Dec) 4Q12	1Q12
Net interest income [1]	$1,111	($5)	$201
Noninterest income (excl. DVA) [2]	4,116	1,933	(819)
Total revenue (excl. DVA) [2,3]	5,227	1,928	(618)
DVA	(55)	221	1,379
Total revenue, net of interest expense [1]	5,172	2,149	761
Provision for credit losses	5	(12)	18
Noninterest expense	3,076	449	(163)
Income tax expense [1]	733	537	376
Net income	$1,358	$1,175	$530
Net income (excl. DVA) [2]	1,393	1,036	(338)

Key Indicators ($ in billions)	1Q13	4Q12	1Q12
Average trading-related assets	$504.3	$493.2	$448.7
IB fees	0.7	0.7	0.6
Sales and trading revenue	4.4	2.2	3.8
Sales and trading revenue (excl. DVA) [2]	4.5	2.5	5.2
FICC (excl. DVA) [2]	3.3	1.8	4.1
Equity income (excl. DVA) [2]	1.1	0.7	1.1
Average VaR ($ in MM) [4]	80.5	100.0	84.1
Return on average allocated capital [5]	18.4%	-	-

- Excluding DVA losses, 1Q13 net income of $1.4B increased $1.0B compared to 4Q12 and decreased $338MM compared to 1Q12 [2]
  - DVA losses were $55MM, $276MM and $1.4B in 1Q13, 4Q12 and 1Q12, respectively
- Excluding DVA, sales and trading revenue of $4.5B increased $1.9B, or 78% from 4Q12; and decreased $739MM, or 14% from 1Q12 [2]
  - FICC revenue (excl. DVA) of $3.3B increased $1.5B, or 85% compared to 4Q12 largely due to improved customer activity across all lines of business; and decreased $829MM, or 20% from 1Q12, driven by a large 1Q12 gain in mortgage products, significantly less spread tightening, and less favorable markets in commodities [2]
  - Equity revenue (excl. DVA) of $1.1B increased $436MM, or 61% compared to 4Q12 primarily driven by improved trading performance and increased volumes in cash markets; and increased $90MM, or 8% from 1Q12 largely due to increase in client financing balances [2]
- Noninterest expense increased $449MM, or 17% from 4Q12 primarily driven by higher incentive compensation; and decreased $163MM, or 5% from 1Q12 due to lower operating costs

[1] FTE basis.
[2] Represents a non-GAAP financial measure.
[3] In addition to sales and trading revenue, Global Markets shares with Global Banking in certain deal economics from investment banking and loan origination activities.
[4] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level.
[5] Represents a non-GAAP financial measure. For important presentation information, see slide 22 and for reconciliation to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
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• Net income of $864MM increased $2.4B from 3Q12 driven by the tax benefit from recognition of foreign tax credits, and $0.8B lower negative FVO adjustments on structured liabilities related to improvements in our own credit spreads • Results were impacted by the following selected items ____________________ 1 All Other consists of ALM activities, equity investments, liquidating businesses and other. ALM activities encompass the whole-loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, gains/losses on structured liabilities, and the impact of certain allocation methodologies and accounting hedge ineffectiveness. Equity Investments include Global Principal Investments, strategic and certain other investments. Other includes certain residential mortgage loans that are managed by Legacy Assets & Servicing. 2 FTE basis. 3 In the U.K., we previously sold payment protection insurance through our international card services business to credit card and consumer loan customers. $ in millions Total revenue, net of interest expense 2 $364 $514 $759 Provision for credit losses 250 (200) (996) Noninterest expense 1,756 763 (770) Income tax benefit 2 (775) 1,665 787 Net loss ($867) ($1,714) $1,738 Key Indicators ($ in billions) Average loans and leases $244.6 $247.1 $270.2 Average deposits 35.6 36.9 52.5 Book value of Global Principal Investments 2.8 3.5 4.7 Total BAC equity investment exposure 15.0 15.6 17.2 1Q13 4Q12 1Q12 1Q13 4Q12 1Q12 Inc/(Dec) $ in milli ns 4Q12 3Q12 4Q11 FVO on structured liabilities ($442) ($1,28 ) ($814) Equity investment income 570 172 3,136 Gains on s les of debt securities 116 328 1,101 Payment protection insurance provision 3 (225) (267) - (110) (25) 1,200 Gains (loss s) on debt repurchases and exchanges of trust preferred securities 18 • Net loss of $0.9B decreased $1.7B from 4Q12 primarily driven by the absence of a 4Q12 tax benefit • Revenue was impacted by the following selected items: • Noninterest expense increase over 4Q12 was driven by 1Q13 annual retirement-eligible compensation costs All Other 1 $ in illi ns FVO on s ruc ured l iabi l i ties ($90) ($442) ($3,314) Equity investment income 520 569 429 Gains on sa les of debt securi ties 67 117 7 2 Payment pro ection insurance provis ion 3 - (225) (200) - (110) 1,218 Gains (los es) on debt repurcha es and excha ges of rust preferred secur ties 1Q13 4Q12 1Q12

Delivering for Shareholders 19 Driving Core Earnings Results Stability Levers Momentum • Normalized net interest income and revenue have stabilized • Additional progress on legacy mortgage issues • Continued asset quality trends with consumer and commercial loss rates at lowest level since 1Q08 and 4Q06, respectively • Estimated Basel 3 Tier 1 common capital ratio of 9.42% 1; well ahead of 2019 8.50% requirement • Received Federal Reserve approval for capital distributions • GWIM revenue, earnings and margin at record levels • Maintains #2 market share position globally in Investment Banking fees 2 • Commercial loan growth of $54B, or 17% from 1Q12 • Increasing international revenue with corporations and institutional investors • Improvement in customer activity marked by: – Average CBB deposits up $31B from 1Q12, excluding transfers from GWIM ($7B average impact) – Highest level of credit card issuance since 2008 – Mobile Banking users of 12.6MM, up 30% from 1Q12 – Retail mortgage production up 57% from 1Q12; market share improved • Liability management actions contributed to stability of net interest income • Progress on cost savings on target or ahead of schedule ____________________ 1 Represents a non-GAAP financial measure. For important presentation information, see slide 3 and reconciliations on slide 26. 2 As of 1Q13 and based on reported competitor results as of April 17, 2013.

Appendix

Results by Business Segment

$ in millions	1Q13 Total Corporation	CBB	CRES	GWIM	Global Banking	Global Markets	All Other
Net interest income [1,2]	**$10,875**	$4,820	$743	$1,596	$2,351	$1,111	$254
Card income	**1,410**	1,207	-	30	73	15	85
Service charges	**1,799**	1,013	-	21	685	78	2
Investment and brokerage services	**3,027**	47	-	2,331	25	528	96
Investment banking income (loss)	**1,535**	1	-	133	790	679	(68)
Equity investment income (loss)	**563**	31	-	-	(1)	13	520
Trading account profits (losses)	**2,989**	(1)	2	40	11	2,890	47
Mortgage banking income (loss)	**1,263**	-	1,487	5	-	4	(233)
Gains on sales of debt securities	**68**	-	1	-	-	-	67
All other income (loss)	**179**	96	79	265	291	(146)	(406)
Total noninterest income	**12,833**	2,394	1,569	2,825	1,874	4,061	110
Total revenue, net of interest expense [1,2]	**23,708**	7,214	2,312	4,421	4,225	5,172	364
Total noninterest expense	**18,152**	4,108	4,059	3,253	1,900	3,076	1,756
Pre-tax, pre-provision earnings (loss) [1]	**5,556**	3,106	(1,747)	1,168	2,325	2,096	(1,392)
Provision for credit losses	**1,713**	906	335	22	195	5	250
Income (loss) before income taxes	**3,843**	2,200	(2,082)	1,146	2,130	2,091	(1,642)
Income tax expense (benefit) [1,2]	**1,220**	818	(774)	426	792	733	(775)
Net income (loss)	**$2,623**	$1,382	($1,308)	$720	$1,338	$1,358	($867)

[1] FTE basis. FTE basis for the Total Corporation and pre-tax, pre-provision earnings are non-GAAP financial measures.
[2] For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
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Global Banking Global Markets GWIM CBB CRES All Other Unallocated $25 $30 $10 $28 $24 $11 • Effective January 1, 2013, on a prospective basis, the Corporation adjusted the amount of capital being allocated to the business segments • The adjustment reflects an enhancement to prior-year methodology (diversified economic capital) which focused solely on internal risk-based economic capital models • The enhanced methodology (allocated capital) now also considers the effect of regulatory capital requirements in addition to internal risk-based economic capital models • The Corporation's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components • The capital allocated to the Corporation's business segments is referred to as allocated capital 1, a non-GAAP financial measure, and is subject to change over time Capital Allocations ($B) - $144B Line of Business Capital Allocations 22 $16 ____________________ 1 Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. Allocations are subject to change over time but the corporation used 12/31/12 as a base when tangible common shareholder’s equity was $144B.

Representations and Warranties Exposure 1 (2004-2008 vintages) 23 ____________________ 1 Exposures identified above relate only to repurchase claims associated with purported representations and warranties breaches. They do not include any exposures associated with related litigation matters; separate foreclosure costs and related costs and assessments; or possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including claims related to loans guaranteed by the FHA. If adverse to us, the aforementioned items could have a material adverse effect on our financial results in future periods. 2 Mix for new claims trend is calculated based on last four quarters. 3 Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, and a variety of judgmental factors. 4 Does not include litigation reserves established. In addition, the company currently estimates the RPL could be up to $4B over accruals at March 31, 2013 compared to up to $4B over accruals at December 31, 2012. Following the FNMA settlement, the remaining RPL covers principally non-GSE exposures. 5 Refer to pages 57-59 of Bank of America’s 2012 Form 10-K on file with SEC for additional disclosures. $ in millions 1Q12 2Q12 3Q12 4Q12 1Q13 GSEs $8,063 $10,936 $12,274 $13,530 $1,138 Private 4,895 8,641 10,559 12,299 13,509 Monolines 3,136 3,128 2,629 2,449 2,488 Total $16,094 $22,705 $25,462 $28,278 $17,135 Outstanding Claims by Counterparty (UPB) $ in millions Pre 2005 $86 $117 $73 $79 $29 2% 2005 516 619 393 307 220 8 2006 2,302 3,768 1,485 1,566 737 39 2007 1,382 2,752 2,135 1,830 693 38 2008 264 412 701 490 40 8 Post 2008 193 545 196 189 129 5 New Claims $4,743 $8,213 $4,983 $4,461 $1,848 % GSEs 63% 53% 54% 57% 22 % Rescinded claims $773 $876 $1,877 $1,131 $409 Approved repurchases 480 704 322 468 311 New Claim Trends (UPB) Mix 24Q12 1Q132Q121Q12 3Q12 Counterparty Original Balance Outstanding Balance Have Paid Reserves Established 3, 4 Commentary 3, 5 GSE - FHLMC (CFC) $196 $62 FHLMC Agreement GSE - FNMA (LCHL and LBAC) 824 220 FNMA Agreement GSE All Other 98 28 Reserves established; Included in RPL Second-lien monoline 81 11 Completed agreements with Assured and Syncora Whole l sold 55 12 Reserves established Pri ate l bel (CFC issued) 409 123 BNY Mellon settlement pending court approval Private label (non CFC bank issued) 242 52 Reserves established; Included in RPL Private label (3rd party issued) 176 51 Reserves established; Included in RPL $2,081 $559 $19.1 $14.1 Reserves Established (Balances Shown for 2004-2008 Originations) ($B) 4Q12 GSE claims included $12.2B associated with the January 2013 FNMA settlement

Settlement of Countrywide RMBS Class Actions 24 • We reached an agreement to settle three class action lawsuits involving Countrywide-issued residential mortgage-backed securities: Maine State Retirement System v. Countrywide Financial Corp.; David H. Luther v. Countrywide Financial Corp.; and Western Conference of Teamsters Pension Trust Fund v. Countrywide Financial Corp. • The first of these suits was filed in November 2007, and they collectively concern the disclosures that were made in connection with 429 Countrywide RMBS offerings issued from 2005 through 2007 • These cases principally allege that the RMBS offering materials did not accurately describe: (a) how the loans backing the RMBS had been originated; (b) how those loans were appraised; and (c) how much equity borrowers had in their homes. The plaintiffs sought damages and alternatively, rescission of their investments and other unspecified relief • The original principal balance of the RMBS involved in these cases exceeded $350B, and the unpaid principal balance of these securities as of February 2013 was $95B • Under this settlement, these suits will be dismissed in their entirety with prejudice, and we will receive a global release in exchange for a settlement payment of $500MM. The amount to be paid in the settlement is covered by a combination of pre-existing litigation reserves and additional litigation reserves recorded in 1Q13 • The settlement is subject to final court approval • Assuming it is approved and all class members who have not already filed or threatened individual suits participate in the settlement, the settlement will resolve approximately 80% of the unpaid principal balance of the Countrywide-issued RMBS as to which securities disclosure claims have been filed or threatened, and more than 70% of the unpaid principal balance of all RMBS as to which securities disclosure claims have been filed or threatened as to all Bank of America-related entities • The settlement will not affect investors' rights to participate in our $8.5B R&W settlement that is pending court approval

Home Loans Asset Quality Key Indicators

$ in millions	Residential Mortgage [1] 1Q13 As Reported	Residential Mortgage [1] 1Q13 Excluding Purchased Credit-impaired and Fully-insured Loans	Residential Mortgage [1] 4Q12 As Reported	Residential Mortgage [1] 4Q12 Excluding Purchased Credit-impaired and Fully-insured Loans	Home Equity 1Q13 As Reported	Home Equity 1Q13 Excluding Purchased Credit-impaired	Home Equity 4Q12 As Reported	Home Equity 4Q12 Excluding Purchased Credit-impaired
Loans end of period	$256,924	$143,967	$253,073	$144,648	$103,218	$95,558	$107,996	$99,449
Loans average	257,751	146,056	255,651	148,207	105,797	97,844	110,105	101,219
Net charge-offs [2]	$383	$383	$730	$730	$684	$684	$767	$767
% of average loans	0.60 %	1.06 %	1.14 %	1.96 %	2.62 %	2.83 %	2.77 %	3.02 %
Allowance for loan losses	$6,731	$3,927	$7,088	$3,980	$6,707	$5,021	$7,845	$5,417
% of loans	2.62 %	2.73 %	2.80 %	2.75 %	6.50 %	5.25 %	7.26 %	5.45 %
Average refreshed (C)LTV [3]		75		78		79		81
90%+ refreshed (C)LTV [3]		26 %		30 %		37 %		39 %
Average refreshed FICO		718		717		744		742
% below 620 FICO		14 %		14 %		8 %		8 %

[1] Excludes FVO loans.

[2] 1Q13 excludes write-offs of consumer PCI loans of $94MM related to residential mortgage and $745MM related to home equity. 4Q12 excludes write-offs of consumer PCI loans of $1.1B related to home equity. 1Q13 net charge-off ratios including the PCI write-offs for residential mortgage and home equity were 0.75% and 5.48%. 4Q12 net charge-off ratio including the PCI write-offs for home equity was 6.80%.

[3] Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio.

Bank of America

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Basel 1 to Basel 3 (Fully Phased-in) [1, 2]

$ in millions Regulatory Capital – Basel 1 to Basel 3 (fully phased-in)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Basel 1 Tier 1 capital	$160,098	$155,461	$163,063	$164,665
Deduction of qualifying preferred stock and trust preferred securities	(22,558)	(22,058)	(26,657)	(30,583)
Basel 1 Tier 1 common capital	$137,540	$133,403	$136,406	$134,082
Deduction of defined benefit pension assets	(776)	(737)	(1,709)	(3,057)
Change in DTA and other threshold deductions (DTA temporary differences, MSRs and significant investments)	(3,983)	(3,020)	(1,102)	(3,745)
Change in all other deductions, net	(2,032)	(1,020)	1,040	(2,459)
Basel 3 (fully phased-in) Tier 1 common capital	$130,749	$128,626	$134,635	$124,821
Risk-weighted Assets – Basel 1 to Basel 3 (fully phased-in)				
Basel 1 risk-weighted assets	$1,299,414	$1,205,976	$1,195,722	$1,193,422
Net change in credit and other risk-weighted assets	89,313	103,085	216,244	298,003
Increase due to Market Risk Final Rule	-	81,811	88,881	79,553
Basel 3 (fully phased-in) risk-weighted assets	$1,388,727	$1,390,872	$1,500,847	$1,570,978
Tier 1 Common Capital Ratios				
Basel 1	10.58 %	11.06 %	11.41 %	11.24 %
Basel 3 (fully phased-in)	9.42	9.25	8.97	7.95

[1] Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C. For important presentation information, see slide 3.
[2] Basel 1 includes the Market Risk Final Rule at March 31, 2013. At December 31, 2012, September 30, 2012 and June 30, 2012, Basel 1 did not include the Market Risk Final Rule.

Bank of America
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